Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONSOLIDATED
FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the historical financial conditions and results of operations of BNC Bancorp ("BNC") and Valley Financial Corporation ("Valley") and have been prepared to illustrate the effects of the Merger under the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet as of June 30, 2015 is presented as if the Merger had occurred on June 30, 2015. The unaudited pro forma combined consolidated income statements for the six months ended June 30, 2015 are presented as if the Merger had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined consolidated financial information is provided for informational purposes only. The unaudited pro forma combined consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial information should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial information;

•	BNC’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2014, included in BNC's Annual Report on Form 10-K for the year ended December 31, 2014;

•	Valley’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2014, included in Valley's Annual Report on Form 10-K for the year ended December 31, 2014;

•
BNC's unaudited consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2015, included in BNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015; and

•
Valley’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2015, included in Valley's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Unaudited Pro Forma Combined Consolidated Balance Sheet
As of June 30, 2015

	BNC Bancorp Historical	Valley Financial Historical	Valley Financial Pro Forma Adjustments		BNC Bancorp and Valley Financial Pro Forma Combined
Assets	(in thousands)
Cash and due from banks	$46,006	$5,844	$(3)	A	$51,847
Interest-earning deposits in other banks	26,843	7,419	—		34,262
Investment securities available-for-sale	320,080	152,125	(796)	B	471,409
Investment securities held-to-maturity	237,652	—	—		237,652
Federal Home Loan Bank stock	13,013	4,338	—		17,351
Loans held for sale	36,315	865	—		37,180
Loans	3,253,007	626,841	(19,673)	C	3,860,175
Allowance for loan losses	(30,635)	(3,700)	3,700	D	(30,635)
Net loans	3,222,372	623,141	(15,973)		3,829,540
Premises and equipment, net	87,895	8,934	892	E	97,721
Other real estate owned	33,008	8,114	—		41,122
FDIC indemnification asset	4,208	—	—		4,208
Investment in bank-owned life insurance	94,801	19,885	—		114,686
Goodwill	69,749	—	58,740	F	128,489
Other intangible assets, net	12,273	—	6,964	F	19,237
Other assets	74,373	13,674	3,641	G	91,688
Total assets	$4,278,588	$844,339	$53,465		$5,176,392

Liabilities and shareholders' equity
Deposits:
Non-interest bearing demand	$621,392	$110,960	$—		$732,352
Interest-bearing demand	1,586,967	376,133	—		1,963,100
Time deposits	1,301,616	158,960	1,086	H	1,461,662
Total deposits	3,509,975	646,053	1,086		4,157,114
Short-term borrowings	203,682	85,791	—		289,473
Long-term debt	134,028	55,296	(548)	I	188,776
Accrued expenses and other liabilities	27,320	971	458	J	28,749
Total liabilities	3,875,005	788,111	996		4,664,112

Shareholders' equity:
Common stock	313,496	24,974	(24,974)	K	422,193
			108,697	K
Retained earnings	81,719	32,065	(32,065)	K	81,719
Stock in directors rabbi trust	(5,142)	—	—		(5,142)
Directors deferred fees obligation	5,142	—	—		5,142
Accumulated other comprehensive income (loss)	8,368	(811)	811	K	8,368
Total shareholders' equity	403,583	56,228	52,469		512,280
Total liabilities and shareholders' equity	$4,278,588	$844,339	$53,465		$5,176,392

Unaudited Pro Forma Combined Consolidated Statements of Income
For the Six Months Ended June 30, 2015

	BNC Bancorp Historical	Valley Financial Historical	Valley Financial Pro Forma Adjustments		BNC Bancorp and Valley Financial Pro Forma Combined
Interest Income:	(in thousands, except for share and per share data)
Loans, including fees	$79,914	$14,192	$1,407	L	$95,513
Investment securities:
Taxable	2,427	1,441	—		3,868
Tax-exempt	6,341	258	—		6,599
Interest-earning balances and other	252	115	—		367
Total interest income	88,934	16,006	1,407		106,347
Interest Expense:
Demand deposits	9,330	363	(593)	M	9,100
Time deposits	5,923	755	—		6,678
Short-term borrowings	2,801	83	—		2,884
Long-term debt	2,686	1,005	(337)	N	3,354
Total interest expense	20,740	2,206	(930)		22,016
Net Interest Income	68,194	13,800	2,337		84,331
Provision for loan losses	411	91	—		502
Net interest income after provision for loan losses	67,783	13,709	2,337		83,829
Non-Interest Income:
Mortgage fees	5,276	485	—		5,761
Service charges	3,454	1,087	—		4,541
Earnings on bank-owned life insurance	1,255	342	—		1,597
Gain on sale of investment securities, net	45	329	—		374
Other	4,963	539	—		5,502
Total non-interest income	14,993	2,782	—		17,775
Non-Interest Expense:
Salaries and employee benefits	33,612	11,700	—		45,312
Occupancy	5,199	778	10	O	5,987
Furniture and equipment	3,225	512	—		3,737
Data processing and supplies	2,234	1,444	—		3,678
Advertising and business development	1,263	128	—		1,391
Insurance, professional and other services	4,101	785	—		4,886
FDIC insurance assessments	1,437	—	—		1,437
Loan, foreclosure and other real estate owned expenses	5,861	4,922	—		10,783
Other	6,458	2,253	745	P	9,456
Total non-interest expense	63,390	22,522	755		86,667
Income (loss) before income tax expense	19,386	(6,031)	1,582		14,937
Income tax expense (benefit)	8,223	(1,767)	—		6,456
Net Income (Loss)	$11,163	$(4,264)	$1,582		$8,481

Basic earnings (loss) per common share	$0.61	$(0.86)			$0.22
Diluted earnings (loss) per common share	$0.61	$(0.86)			$0.22

Weighted average participating common shares - basic	32,632,858	4,947,866	552,831	Q	38,133,555
Weighted average participating common shares - diluted	32,704,080	4,947,866	552,831	Q	38,204,777

Notes to Unaudited Pro Forma Combined Consolidated Financial Information
As of and for the Six Months Ended June 30, 2015

Note 1 — Basis of Presentation

The unaudited pro forma combined consolidated financial information included herein has been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.

Note 2 — Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined consolidated financial information. All adjustments are based on current assumptions and valuations which are subject to change.

A	Payment of cash merger consideration.

B	Adjustment to reflect estimated fair value of investment securities available-for-sale.

C	Adjustment to reflect estimated fair value of loans at acquisition date.

D	Adjustment to reflect the reversal of Valley's allowance for loan losses.

E	Adjustment to reflect estimated fair value for premises and equipment.

F	Adjustment to reflect recording of goodwill and core deposit intangible.

G	Adjustment to reflect deferred tax asset generated by the net fair value adjustments and includes deferred tax adjustment for merger transaction costs.

H	Adjustment to reflect estimated fair value of time deposits based on current market rates for similar products.

I	Net adjustment to reflect estimated fair value of Federal Home Loan Bank advances, subordinated debt and trust preferred securities based on current markets rates for similar products.

J	Adjustment to reflect the estimated fair market value for certain leases.

K
Adjustment to reflect equity component of merger consideration, issuance of replacement stock options as a component of merger consideration and elimination of historical shareholders' equity components of Valley.

L	Adjustment to reflect estimated net accretion earned on acquired loans.

M	Adjustment to reflect estimated amortization of premium recorded on time deposits.

N	Adjustment to reflect estimated amortization of net premium recorded on long-term debt.

O	Adjustment to reflect estimated amortization of the fair value adjustment recorded for premises and equipment, net of accretion of the fair value adjustment for certain leases.

P	Adjustment to reflect estimated amortization of core deposit intangible asset.

Q	Adjustment to reflect common shares issued.

Note 3 — Merger Related Charges

The estimated transaction costs related to the Merger that have been incurred to date are approximately $1.5 million ($1.0 million, net of tax). This cost is included in the Pro Forma Combined Consolidated Balance Sheet. Additional Merger related charges could be incurred, as BNC continues to assess the combined operations. Any additional charges will be recorded as non-interest expense as incurred. The following table provides detail of Merger related charges incurred to date:

(dollars in thousands)
Professional services	$1,020
Salaries and employee benefits	462
Other non-interest expense	39
Total merger-related charges	$1,521

Note 4 — Preliminary Purchase Accounting Allocation

The unaudited pro forma combined consolidated financial information reflects the issuance of 5,500,697 shares of BNC’s voting common stock totaling $107.9 million, the issuance of replacement stock options to certain Valley employees totaling $0.8 million, and an immaterial amount of cash consideration. The Merger will be accounted for using the acquisition method of accounting; accordingly BNC's cost to acquire Valley will be allocated to the assets (including identifiable intangible assets) and liabilities of Valley at their respective estimated fair values as of the Merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table:

	July 1, 2015
	(dollars in thousands)
Shareholders' equity of Valley		$56,228
Adjustments to reflect assets acquired and liabilities assumed at fair value:
Investment securities available-for-sale	(796)
Loan fair value	(19,673)
Reversal of Valley's allowance for loan losses	3,700
Premises and equipment	892
Core deposit intangible	6,964
Other assets	(98)
Time deposits	(1,086)
Long-term debt	548
Other liabilities	(458)
Total fair value adjustments		(10,007)
Related tax benefit for above		3,739
Total fair value adjustments, net of tax		(6,268)
Net assets (shareholders' equity less fair value adjustments)		49,960
Total consideration		108,700
Goodwill		$58,740